Exhibit 10.35

WATFORD HOLDINGS LTD.
2018 STOCK INCENTIVE PLAN
1.Purposes. The purposes of the 2018 Stock Incentive Plan are to advance the interests of Watford Holdings Ltd. and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company and its Subsidiaries and Affiliates, to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long-term value for shareholders by aligning the interests of such persons with those of shareholders.
2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.
“Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, Other Share-Based Award, or Cash Performance Unit granted to an Eligible Person under the Plan.
“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
“Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
“Board” means the Board of Directors of the Company.
“Cash Performance Unit” means a right, granted under Section 5(i), which is intended as of date of grant to be paid in the form of cash, to be based on Company or individual performance measured over an annual or shorter or longer-term performance period.
“Change in Control,” unless otherwise defined in an applicable Award Agreement, shall mean:
(a)    the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33 1/3% (on a fully diluted basis) of either (i) the then outstanding Shares, taking into account as outstanding for this purpose such Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares; or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Agreement the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate; or (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate;
(b)    during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any Person becoming a director subsequent to the date of this Agreement, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(c)    the sale, transfer or other disposition of all or substantially all of the assets of the Company and its Affiliates to any Person that is not an Affiliate of the Company; or
(d)    there is consummated a merger or amalgamation or consolidation involving the Company or any direct or indirect subsidiary with any other corporation or other entity, other than (i) a merger or amalgamation or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), 66 2/3% or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or amalgamation or consolidation or (ii) a merger or amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 33 1/3% or more of the combined voting power of the Company’s then outstanding securities.
“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.
“Committee” means the Compensation Committee of the Board, or such other Board committee or subcommittee (or the entire Board) as may be designated by the Board to administer the Plan.
“Company” means Watford Holdings Ltd., a corporation organized under the laws of Bermuda, or any successor corporation.

“Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.
“Dividend Equivalent” means a right, granted under the Plan, to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.
“Eligible Person” means (i) an employee, consultant or other service provider of the Company, a Subsidiary or an Affiliate, including any director who is an employee, and (ii) any Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee, in connection with his or her hiring or retention prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee first performs such services.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.
“Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted thereon.
“NQSO” means an Option that does not qualify as an incentive stock option under Section 422 of the Code.
“Option” means a right, granted under Section 5(b), to purchase Shares.
“Other Share-Based Award” means a right, granted under Section 5(h), which relates to or is valued by reference to Shares.
“Participant” means an Eligible Person who has been granted an Award under the Plan.
“Performance Share” means a performance share granted under Section 5(f).
“Performance Unit” means a performance unit granted under Section 5(f).
“Permitted Person” means (a) the Company; (b) any Related Party; or (c) any group (as defined in Rule 13b‑3 under the Exchange Act) comprised of any or all of the foregoing.
“Plan” means this 2018 Stock Incentive Plan.

“Related Party” means (a) a majority-owned subsidiary of the Company; (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (c) any entity, 50% or more of the voting power of which is owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities immediately prior to the transaction.
“Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.
“Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.
“Rule 16b‑3” means Rule 16b‑3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
“SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.
“Shares” means common shares, $0.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
“Voting Security” means any security of the Company which carries the right to vote generally in the election of directors.
3.Administration.
(a)    Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
(i)    to select Eligible Persons to whom Awards may be granted;
(ii)    to designate Affiliates;
(iii)    to determine the type or types of Awards to be granted to each Eligible Person;
(iv)    to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the

Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
(v)    to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;
(vi)    to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person; provided that such deferral shall be structured with the intent to be in compliance with Section 409A of the Code;
(vii)    to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;
(viii)    to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(ix)    to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;
(x)    to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and
(xi)    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
(b)    Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b‑3 (if applicable) and applicable law. Notwithstanding any provision of this Plan to the contrary, the Committee may grant Awards which are subject to the approval of the Board; provided that an Award shall be subject to Board approval only if the Committee expressly so states.
(c)    Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
(d)    No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain anti‑dilution adjustments, unless the approval of shareholders of the Company is obtained, (i) Options and SARs issued under the Plan shall not be amended to lower their exercise price, (ii) Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices, (iii) Options and SARs issued under the Plan with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property, and (iv) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange or market system on which the Shares are listed.
(e)    Limitation on Committee’s Authority Under 409A. Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.
4.Shares Subject to the Plan.
(a)    Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance under the Plan shall be 907,315. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the applicable provisions of the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Further, Shares delivered to or withheld by the Company to satisfy withholding taxes applicable to the vesting or exercise of any Award shall again be available for Awards under the Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are (x) Shares that were subject to an Option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, or (y) Shares delivered to or withheld by the Company to pay the exercise price under Options, SARs or other Awards. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised.
(b)    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.
(c)    In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin‑off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non‑recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.
5.Specific Terms of Awards.
(a)    General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.
(b)    Options. The Committee is authorized to grant Options, solely in the form of NQSOs, to Eligible Persons on the following terms and conditions:
(i)    Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the

Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.
(ii)    Option Term. The term of each Option shall be determined by the Committee, but such term shall not exceed ten years from the date of grant of the Option.
(iii)    Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.
(c)    SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:
(i)    Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).
(ii)    Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR granted in tandem with a NQSO may be granted at the time of grant of the related NQSO or at any time thereafter.
(d)    Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:
(i)    Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii)    Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during any applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes.
(iii)    Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate.
(iv)    Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date, and subject to such conditions, as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.
(e)    Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:
(i)    Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. The initial grant of performance-vesting Restricted Share Units made during 2019 shall vest in accordance with the criteria set forth on Schedule A hereto.
(ii)    Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes.
(iii)    Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine.
(f)    Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:
(i)    Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Awards for which different Performance Periods are prescribed.
(ii)    Award Value. During the first quarter of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.
(iii)    Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.
(iv)    Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes.

(v)    Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing at the time determined by the Committee.
(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that, unless otherwise determined by the Committee, Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Awards to which they relate.
(h)    Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).
(i)    Cash Performance Units. The Committee is authorized to grant Cash Performance Units to Eligible Persons. A Cash Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in this Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement, a target amount of cash based upon the achievement of performance goals over an applicable performance period. The performance period shall be determined by the Committee on the date of grant, and may be for one year, or for a lesser or longer period of time. Payments to a Participant in settlement of an Award of Cash Performance Units may, in the discretion of the Committee as determined subsequent to the date of grant, be made in the form of Shares.
6.Certain Provisions Applicable to Awards.
(a)    Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(d) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate, or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.
(b)    Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant.
(c)    Form of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided that any such deferral shall be intended to be in compliance with Section 409A of the Code. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.
(d)    Non‑transferability. Except as set forth below and except for vested Shares, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), an Award granted hereunder may be transferred by a Participant to members of his or her “immediate family,” to a trust established for the exclusive benefit of solely one or more members of the Participant’s “immediate family,” or to a partnership, limited liability company or other entity under which the only partners, members or equity holders are one or more members of the Participant’s “immediate family.” Any Award held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to the transfer, except that the Award will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family.” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in‑laws, and relationships arising because of legal adoption. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.
(e)    Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of, the Company or its Affiliates.

(f)    No Dividend Equivalents on Options or Unvested Performance Awards. Notwithstanding any provision of this Plan to the contrary, Dividend Equivalents shall not be paid with respect to Options, nor with respect to Performance Shares, Performance Units, or other Awards that vest based on achievement of performance objectives prior to the time the applicable performance objectives have been achieved.
7.General Provisions.
(a)    Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under this Plan may be subject to such other restrictions on transfer as determined by the Committee.
(b)    No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s or director’s employment or service at any time.
(c)    Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations.
(d)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The

Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. Except as provided in the first sentence of Section 4(c) hereof relating to certain anti‑dilution adjustments, unless the approval of shareholders of the Company is obtained, (i) Options and SARs issued under the Plan shall not be amended to lower their exercise price, (ii) Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices, (iii) Options and SARs issued under the Plan with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property, and (iv) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange or market system on which the Shares are listed.
(e)    No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.
(f)    Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
(g)    Non‑exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(h)    Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.
(i)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Eligible Persons, the Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
(j)    Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws.
(k)    Effective Date; Plan Termination. The Plan shall become effective as of [____________]1 (the “Effective Date”). The Plan shall terminate as to future awards on the tenth anniversary of the Effective Date.
(l)    Section 409A. Awards granted under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A and Section 457A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Sections 409A or 457A of the Code or any damages for failing to comply with Sections 409A or 457A of the Code.
(m)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
(n)    Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Plan and Awards and the Participant’s participation in the Plan (“Plan Administration”). In furtherance of such implementation and administration, the Company and its Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, compensation, nationality, job title, information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data among themselves as necessary for the purpose of Plan Administration, the Company and its Affiliates may each transfer the data to any third parties assisting the Company in Plan Administration. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of Plan Administration, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held
1 NTD:    The Plan will be effective as of the date of the IPO.

only as long as is necessary for Plan Administration. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Company’s discretion, the Participant may forfeit any outstanding Awards in the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources professional.
8.Recoupment. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, the Committee may provide with respect to any Award granted hereunder that, in the event of a financial restatement such that the amount of previously awarded incentive compensation would have been lower had results been properly reported, outstanding awards will be cancelled and Company may clawback (i.e., recapture) realized Option/Stock Appreciation Right gains and realized value for vested Restricted Stock or Restricted Stock Units or earned Performance Shares or Other Share-Based Awards within 12 months preceding the financial restatement.
9.Effective of Change in Control. Notwithstanding any other provision of this Plan, in the event of a Change in Control, such surviving, successor or acquiring entity shall assume any outstanding Options and Awards or shall substitute economically equivalent options or awards for the outstanding Options or Awards, as applicable. If the surviving, successor or acquiring entity does not assume the outstanding Options and Awards or substitute economically equivalent options or awards for the outstanding Options or Awards, as applicable, or if the Board otherwise determines in its discretion, the Company shall give written notice to all Participants advising that the Plan shall be terminated effective immediately prior to the Change in Control and all Options and Awards shall be deemed to be vested and, to the extent applicable exercised or settled immediately prior to the termination of the Plan.

Schedule A
Performance-vesting Restricted Share Unit Vesting Schedule
The initial grant of performance-vesting Restricted Share Units shall be eligible to vest on the three-year anniversary of the date of grant based on the Company's Growth in Book Value Per Share during the period between January 1, 2020 and December 31, 2022 (the "Performance Period"). The actual portion of performance-vesting Restricted Share Units that vests shall equal (i) 0% if the Threshold Growth in Book Value Per Share is not achieved, (ii) 50% if the Threshold Growth in Book Value Per Share is achieved, (iii) 100% if the Target Growth in Book Value Per Share is achieved and (iv) 150% if the Out-performance Growth in Book Value Per Share is achieved; provided, however, that (A) linear interpolation between 50% and 100% shall be used if Growth in Book Value Per Share is greater than the Threshold Growth in Book Value Per Share but less than the Target Growth in Book Value Per Share, and (B) linear interpolation between 100% and 150% shall be used if Growth in Book Value Per Share is greater than the Target Growth in Book Value Per Share but less than the Out-performance Growth in Book Value Per Share.
For purposes of the above:
"Growth in Book Value Per Share" shall mean (i) the cube root of the sum of (A) one (1.00) plus (B) a fraction with a numerator equal to (x) Increase in Book Value Per Share, and a denominator equal to (y) Beginning Book Value Per Share, minus (ii) one (1.00), and then converted to a percentage.
"Beginning Book Value Per Share" means the quotient of (i) the excess value of the Company's assets over the Company's liabilities as of January 1, 2020, based upon the financial statements of the Company prepared by the accountant regularly retained by the Company in accordance with U.S. Generally Accepted Accounting Principles, divided by (ii) the number of Shares then outstanding.
"Ending Book Value Per Share" means the quotient of (i) the sum of (A) the excess value of the Company's assets over the Company's liabilities as of December 31, 2022 plus (B) all accumulated dividends per share paid or declared during the Performance Period, in each case, based upon the financial statements of the Company prepared by the accountant regularly retained by the Company in accordance with U.S. Generally Accepted Accounting Principles, divided by (ii) the number of Shares then outstanding.
"Increase in Book Value Per Share" means any excess of Ending Book Value Per Share over Beginning Book Value Per Share. Increase in Book Value Per Share shall not be less than zero.
"Threshold Growth in Book Value Per Share" shall mean 5%, "Target Growth in Book Value Per Share" shall mean 9% and "Out-performance Growth in Book Value Per Share" shall mean 13%.